As filed with the Securities and Exchange Commission on July 26, 2002

                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                      WILSON GREATBATCH TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                    16-1531026
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)

                               10,000 Wehrle Drive
                            Clarence, New York 14031
                    (Address of Principal Executive Offices)




                    THE WILSON GREATBATCH TECHNOLOGIES, INC.
                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


                                Edward F. Voboril
                     President, Chief Executive Officer and
                              Chairman of the Board
                      Wilson Greatbatch Technologies, Inc.
                               10,000 Wehrle Drive
                            Clarence, New York 14031
                                 (716) 759-6901
                     (Name and Address of Agent for Service)
          (Telephone Number, Including Area Code, of Agent for Service)

                                              CALCULATION OF REGISTRATION FEE
============================= ===================== ======================== ========================= ============================
                                                       Proposed Maximum          Proposed Maximum
 Title Of Securities To Be        Amount To Be        Offering Price Per        Aggregate Offering        Amount of Registration
        Registered               Registered (1)            Share (2)                Price (2)                    Fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
      $.001 per share           100,000 shares             $22.18                $2,218,000                    $205
============================= ===================== ======================== ========================= ============================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the 100,000 shares of Common Stock to be registered hereby estimated in accordance with Rule
457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the
Registrant on The New York Stock Exchange on July 19, 2002.
=================================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

                  The documents containing the information specified in Part I of this registration statement (the "Registration Statement") will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Wilson Greatbatch Technologies, Inc. Non-Employee Director Stock Incentive Plan are available without charge by contacting:

                      Wilson Greatbatch Technologies, Inc.
                               10,000 Wehrle Drive
                            Clarence, New York 14031
                                 (716) 759-6901

                      Attention:     Larry T. DeAngelo
                                     Senior Vice President, Administration and
                                     Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission by Wilson Greatbatch Technologies, Inc. (the "Company") are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001;

                  (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2002;

                  (c) the Company's Current Report on Form 8-K filed July 24, 2002;

                  (d) the description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A filed on September 25, 2000, including any amendment or report filed for the purpose of updating such description; and

                  (e) the description of the Company's rights to purchase its Series A Junior Participating Preferred Stock contained in the Company's registration statement on Form 8-A filed on April 29, 2002, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed supplement to this Registration Statement, or in any document that also is incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability set forth above.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.

                  The Company's Amended and Restated Certificate of Incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company.

Item 7.           Exemption From Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following documents are filed as a part of this registration statement or incorporated by reference herein:

   Exhibit No.                                            Description
   -----------                                            -----------

        4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement (File No. 333-37554) on Form S-1)

        4.2 Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2002)

       23.1         Consent of Deloitte & Touche LLP

       24.1         Power of Attorney (included on page II-4).

Item 9.           Undertakings.

(a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clarence, State of New York, on July 26, 2002.

                     WILSON GREATBATCH TECHNOLOGIES, INC.


                     By:  /s/ Lawrence P. Reinhold
                        --------------------------------------------------
                          Lawrence P. Reinhold
                          Executive Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

                  The undersigned directors and officers of Wilson Greatbatch Technologies, Inc. (the "Company") do hereby constitute and appoint Edward F. Voboril and Larry T. DeAngelo, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provision of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such persons shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed on the date set forth below by the following persons in the capacities indicated.

              SIGNATURE                                         TITLE                                  DATE
              ---------                                         -----                                  ----
       /s/ Edward F. Voboril
-------------------------------------    President, Chief Executive Officer and Chairman of        July 26, 2002
          Edward F. Voboril              the Board (principal executive officer)

      /s/ Lawrence P. Reinhold
-------------------------------------    Executive Vice President and Chief Financial              July 26, 2002
        Lawrence P. Reinhold             Officer (principal financial and accounting officer)

          /s/ Pamela G. Bailey           Director                                                  July 26, 2002
-------------------------------------
             Pamela G. Bailey

                                         Director
-------------------------------------
          Robert E. Rich, Jr.

         /s/ Bill R. Sanford             Director                                                  July 26, 2002
-------------------------------------
            Bill R. Sanford

       /s/ Peter H. Soderberg            Director                                                  July 26, 2002
-------------------------------------
           Peter H. Soderberg

     /s/ William B. Summers, Jr.         Director                                                  July 26, 2002
-------------------------------------
        William B. Summers, Jr.

           /s/ Henry Wendt               Director                                                  July 26, 2002
-------------------------------------
             Henry Wendt

                                  EXHIBIT INDEX

   Exhibit No.                            Description
   -----------                            -----------

        4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement (File No. 333-37554) on Form S-1)

        4.2 Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2002)

       23.1         Consent of Deloitte & Touche LLP

       24.1         Power of Attorney (included on page II-4).